Exhibit 3.101

ARTICLES OF INCORPORATION

OF

HERNDON AMBULANCE SERVICE, INC.

KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporators have associated themselves together, and do hereby certify that they associate themselves together for the purpose of forming a body corporate under and by virtue of the laws of the State of Florida, and especially under and by virtue of Chapter 608, Florida Statutes 1959, for the transaction of business with and under the following charter:

ARTICLE I

The name of the corporation shall be “HERNDON AMBULANCE SERVICE, INC.”

ARTICLE II

(a) The general nature of the business to be transacted by this corporation shall be:

(b) To engage in the business of operating emergency vehicles, including, but not limited to, ambulances.

(c) To acquire by purchase or otherwise, to own and possess, any real or personal property, of any kind or nature, wheresoever situated, and any interest in or right appertaining to any of such property; to hold, use, improve, develop, deal in and operate any of such property, or interest therein, or right thereto, or any part thereof; to build, erect, construct, maintain, improve, rebuild, enlarge or alter buildings or other improvements on any of such property, or any part thereof; to sell, lease, mortgage, pledge or otherwise dispose of all or any part of such property, or any rights or interest therein or thereto appertaining; and, generally, to deal with and act in relation to such property in any and every way.

(d) To acquire and deal with, in any manner, licenses of all kinds; and to turn to account, sell, assign, lease, pledge, or dispose of and deal with (1) any and all licenses, privileges, easements, concessions, inventions, trade names, trade marks, brands, distinctive marks and franchises of any and all kinds, and right or rights analogous thereto; and (2) any and all rights, territorial or otherwise, thereunder; and to carry on any lawful business whatsoever, whether manufacturing or otherwise, which the corporation may deem calculated, directly or indirectly, to accomplish its objects, or any of them, provided, however, that they shall be incidental to the purposes of the corporation.

(e) To purchase or otherwise acquire the whole or any part of the property, assets, good will, rights and business, and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guaranties, liabilities and obligations of any person, firm, association, corporation or organization heretofore or hereafter engaged in any business similar to any of the businesses of the corporation; and to pay for the same, or any part or combination thereof, in cash, shares of the capital stock, bonds, debentures, notes or other obligations of the corporation, or otherwise, or by undertaking or assuming the whole or any part of the liabilities or obligations of the transferors; and to hold, or in any manner dispose of, the whole or any part of the property and assets so acquired or purchased; and to utilize, enjoy and conduct, in any lawful manner, the whole or any part of the business so acquired, and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business.

(f) To purchase, subscribe for or otherwise acquire, hold, own, sell, pledge or otherwise dispose of the stock, voting trust certificates, bonds, obligations, securities or other evidences of indebtedness of any corporation, domestic or foreign; as well as the bonds, obligations, securities and other evidences of indebtedness of any individual, firm, association, government or subdivision thereof; and to issue in exchange therefor the stocks, bonds or other obligations of this corporation, or any other of its property; and, while the owner of any such stock, voting trust certificates, bonds, obligations, securities or other evidences of indebtedness, to exercise in respect thereof all the rights, powers and privileges of individual ownership, including the right to vote thereon for any and all purposes; and, upon a distribution of the assets, or a division of the profits, of the corporation, to distribute any such shares of capital stock, voting trust certificates, bonds, obligations, securities or other evidences of indebtedness, or the proceeds thereof, among the stockholders of this corporation.

(g) To guarantee, so far as permitted by law, the payment of dividends upon any shares of the capital stock of, or the performance of any contract by, any other corporation or association in which the corporation shall have an interest; and to endorse or otherwise guarantee the payment of the principal and interest, or either, of any bonds, debentures, notes, securities or other evidences of indebtedness created or issued by any such other corporation or association; and to aid in any manner permitted by law any other corporation or association, domestic or foreign, any bonds or other securities or evidences of indebtedness of which, or shares of stock in which, are held by or for this corporation, or in which, or in the welfare of which, this corporation shall have any interest; and to do any acts or things designed to protect, preserve, improve or enhance the value of any such bonds or other securities or evidences of indebtedness, or such shares of stock or other properly, of the corporation.

(h) To borrow or raise money for any of its purposes without limit as to amount; and to make, execute, issue and endorse bonds, debentures, promissory notes or other obligations or evidences of indebtedness, of any nature and in any manner, whether secured or unsecured, for monies so borrowed, or in payment of property acquired, or for any of the objects or purposes of the corporation; and to secure the payment of the principal and interest of any such obligation by mortgage, pledge, deed, indenture, agreement, instrument of trust, lien upon, assignment of, or agreement in respect of, all or any part of the property, real or personal, of the corporation, or of all or any of its rights or interests therein, wheresoever situated, and whether at the time owned or thereafter acquired; and, in such manner and upon such terms as the Board of Directors may deem judicious, to sell or pledge such bonds or obligations, or to discount notes of the corporation for its corporate purposes.

(i) To buy, sell, hold and reissue the stocks and bonds or other securities of this corporation, insofar as the same is permitted by law.

(j) To enter into, make, perform and carry out contracts of every sort and kind which may be necessary or convenient for the business of this corporation, or business of a similar nature, with any person, firm, corporation, private, public or municipal body politic under the government of the United States, or any State, territory or colony thereof, or any foreign government, so far as, and to the extent that the same may be done and performed by corporations organized under the stock corporation law.

(k) To do any and all things necessary, suitable, convenient or proper for, or in connection with, or incidental to, the accomplishment of any one or more of the purposes, or the attainment of any one or more of the objects herein enumerated, or designed, directly or indirectly, to promote the interests of the corporation or to enhance the value of any of its property or business.

(l) To carry on business at any place or places within the jurisdiction of the United States, and in any and all foreign countries; and to purchase, hold, mortgage, convey, lease or otherwise dispose of and deal with real and personal property at any such place or places.

(m) To do all and every thing necessary, suitable or proper for the accomplishment of any of the purposes, the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in connection with other corporations, firms or individuals, and either as principal or agent, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid objects, purposes or powers, or any of them.

(n) To engage in any other business, or do any and all acts and things incident to or which to the Board of Directors may be deemed necessary to the carrying out or the success of any business outlined above; and to engage in any and every lawful business whatsoever, whether herein mentioned or not.

ARTICLE III

The number of shares of stock which may be issued by the corporation is One Hundred (100) shares, all of which shall be common stock, without nominal or par value. Said stock shall be issued upon such consideration, not less than Ten Dollars ($10.00) a share, as may be fixed from time to time by the Board of Directors. No shareholder shall transfer, alienate, or in any way dispose of any share of the corporation unless such share shall first have been offered for sale to the corporation. The corporation reserves and shall have the exclusive right and option to purchase such shares at a price equal to the book value thereof with ninety days after such offer. After the expiration of such time, the shareholder, if the corporation shall not have exercised its option to purchase such share, shall be free to transfer, alienate, or otherwise dispose of such share without any restriction whatsoever.

ARTICLE IV

The amount of capital, in lawful money of the United States, or its equivalent, with which this corporation shall begin business shall be the slam of Five Hundred Dollars ($500.00) or more.

ARTICLE V

This corporation shall have perpetual existence.

ARTICLE VI

The Post Office address of the principal office of this corporation shall be 625 East Colonial Drive, Orlando, Orange County, Florida.

ARTICLE VII

The Board of Directors of this corporation shall be any number not less than three (3), fixed from time to time by the By-Laws of the corporation.

ARTICLE VIII

The names and post office addresses of the first Board of Directors, the President, Vice President, Secretary and Treasurer, who, subject to the provisions of the Articles of Incorporation, the By-Laws of the corporation, and Chapter 608, Florida Statutes 1959, shall hold office during the first year of the corporation’s existence, or until their successors are elected or appointed and have qualified, are as follows:

DIRECTORS	ADDRESSES
Ernest Eugene Herndon	2816 South Shine Street, Orlando, Florida

Lillian Esther Herndon	2816 South Shine Street, Orlando, Florida

Charles Ernest Hoequist	326 North Main Street, Orlando, Florida

OFFICERS	TITLE	ADDRESSES

Ernest Eugene Herndon	President	2816 South Shine Street Orlando, Florida

Lillian Esther Herndon	Secretary and Treasurer	2816 South Shine Street Orlando, Florida

Charles Ernest Hoequist	Vice President	326 North Main Street Orlando, Florida

ARTICLE IX

The name and post office address of each subscriber of the Articles of Incorporation, and the number of shares of stock which each agrees to take, is as follows; to wit:

SUBSCRIBERS	ADDRESSES	NUMBER OF SHARES
Ernest Eugene Herndon	2816 South Shine St. Orlando, Florida	3 @ $100.00

Lillian Esther Herndon	2816 South Shine St. Orlando, Florida	1 @ $100.00

Charles Ernest Hoequist	326 North Main St. Orlando, Florida	1 @ $100.00

ARTICLE X

The business of the corporation shall be managed, controlled and conducted by a Board of Directors, and by a President, a Vice President, a Secretary and a Treasurer. Any person may hold one or more offices, except that the President shall not also be the Secretary of the corporation. The Directors shall be chosen annually after the first year of existence of the corporation by the stockholders, at the annual meeting of the stockholders. The officers who shall serve during the first year of the existence of the corporation, or until their successors are elected and have qualified, shall be: Ernest Eugene Herndon, President; Charles Ernest Hoequist, Vice President; and Lillian Esther Herndon, Secretary and Treasurer. The number of Directors and their terms of office and manner of election, as well as their duties, shall be prescribed by the By-Laws. The officers shall be elected by and selected from the Board of Directors.

A majority of the Directors present at any meeting, duly and regularly called, shall constitute a quorum, and a majority vote of Directors present shall control.

The annual meeting of the stockholders shall be held at the time and place which shall be set forth in the By-Laws of the corporation.

ARTICLE XI

The Board of Directors shall have full power and authority to fix the price for, and to fix limitations upon, the issuance of all stock certificates and for the sale of all stock. All payments for stock shall be payable in lawful money of the United States of America; provided, however, that any designated portion of the stock shall be made payable in property, labor or services at a just valuation, to be fixed by the incorporators or by the Directors at a meeting called for such purpose. Property, labor or services may also be purchased or paid for with capital stock at a just valuation of such property, labor or services, to be fixed by the Directors of the corporation at a meeting called for such purpose. All stock issued shall be fully paid and non-assessable. Stock shall be transferable only in the manner prescribed in the By-Laws, and every person becoming a stockholder by such transfer shall, in proportion to-his stock, succeed to all the rights and liabilities of the prior holder. The By-Laws shall include provisions governing the issuance of stock certificates to replace lost or destroyed stock certificates.

Immediately after the adjournment of the annual meeting of the stockholders, the Directors shall hold their annual meeting for the election of officers, and such other business as may properly come before the meeting. Meetings of the stockholders and meetings of the Board of Directors of this corporation may be held within or without the State of Florida. This corporation may have such other places of business besides the principal place of business, either within or without the State of Florida, as may be deemed desirable.

The amount of indebtedness or liability to which this corporation may at any time subject itself shall be unlimited.

This corporation shall adopt an appropriate seal, and shall adopt By-Laws for the government of its affairs, not inconsistent with the Articles of Incorporation and the laws of the State of Florida, which may be amended or repealed as provided in said By-Laws.

IN WITNESS WHEREOF, the subscribers hereunto have set their hands and seals the 23rd day of September, A.D. 1959.

Signed, Sealed and Delivered in the presence of:

(SEAL)
Ernest Eugene Herndon

(SEAL)
Lillian Esther Herndon

(SEAL)
Charles Ernest Hoequist

STATE OF FLORIDA	)
COUNTY OF ORANGE	)

Before me, a Notary Public in and for the State of Florida at Large, personally appeared ERNEST EUGENE HERNDON, LILLIAN ESTHER HERNDON and CHARLES ERNEST HOEQUIST, each to me personally well known to be the persons who executed the foregoing Articles Of Incorporation of “HERNDON AMBULANCE SERVICE, INC.”, and they severally acknowledged before me that they executed the same for the purposes therein expressed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the City of Orlando, County of Orange, State of Florida, this 23rd day of September, A.D. 1959.

Notary Public, State of Florida at Large My Commission expires: Sept. 4, 1962

ARTICLES OF MERGER

Pursuant to §607.229 of the Florida General Corporation Act, Herndon Ambulance Service, Inc., a Florida corporation, and Central Florida Transportation, Inc., a Florida corporation, adopt the following articles of merger for the purpose of merging Central Florida Transportation, Inc., into Herndon Ambulance Service, Inc., the latter of which is to survive the merger:

ARTICLE I

That certain plan and agreement of merger (the “agreement”) dated December 21, 1979 by and between Herndon Ambulance Service, Inc., a Florida corporation, and Central Florida Transportation, Inc., a Florida corporation, attached and made a part of this instrument, was duly approved by the shareholders of Herndon Ambulance Service, Inc., and Central Florida Transportation, Inc., pursuant to §607.221 of the Florida General Corporation Act (the “act”) on December 21, 1979.

ARTICLE II

Of the 78 outstanding shares of common stock, par value $10.00 per share, of Central Florida Transportation, Inc., entitled to vote as a class upon the agreement, the holders of 78 of those shares voted in favor of and authorized the agreement in accordance with §607.221 of the act.

Of the 50 outstanding shares of the common stock, no par value, of Herndon Ambulance Service, Inc., entitled to vote as a class upon the agreement, the holders of 50 of these shares have voted in favor of and authorized the agreement in accordance with §607.221 of the act.

ARTICLE III

The effective date of these Articles of Merger shall be December 31, 1979.

ARTICLE IV

The articles of incorporation of Herndon Ambulance Service, Inc., shall be amended as of the effective date by:

1. Striking out all of present Article III and substituting new Article III, which shall read as follows: “The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is one hundred (100) shares of common stock, having no par value.”

2. Striking out all of present Article VII and substituting new Article VII, which shall read as follows: “The Board of Directors of this corporation shall be any number not less than one (1), fixed from time to time by resolution of the shareholders.”

3. Striking out all of present Article X.

IN WITNESS WHEREOF, the parties to these articles of merger have caused them to be duly executed by their respective authorized officers.

HERNDON AMBULANCE SERVICE, INC.

By:
Idus E. Willis, President

ATTEST:

Herbert A. Perry, Secretary

CENTRAL FLORIDA TRANSPORTATION, INC.

By:
Idus E. Willis, President

ATTEST:

Herbert A. Perry, Secretary

STATE OF FLORIDA

COUNTY OF ORANGE

Before me personally appeared IDUS E. WILLIS, President and HERBERT A. PERRY, Secretary, of Herndon Ambulance Service, Inc., to me well known and known to me to be the persons described in and who executed the foregoing instrument, and acknowledged to and before me that they executed said instrument for the purposes therein expressed.

WITNESS my hand and official seal, this 21st day of December, 1979.

Notary Public State of Florida at Large

My Commission Expires:

STATE OF FLORIDA

COUNTY OF ORANGE

Before Me personally appeared IDUS E. WILLIS, President and HERBERT A. PERRY, Secretary of Central Florida Transportation, Inc., to me well known and known to me to be the persons described in and who executed the foregoing instrument, and they acknowledged to and before me that they executed said instrument for the purposes therein expressed.

WITNESS my hand and official seal, this 21st day of December, 1979

Notary Public State of Florida at Large
My Commission Expires:

PLAN AND AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER dated December 21, 1979, by and between HERNDON AMBULANCE SERVICE, INC. (“Herndon”), and CENTRAL FLORIDA TRANSPORTATION, INC. (“Central”),

WITNESSETH:

WHEREAS, Herndon is a corporation duly organized and existing under the laws of the State of Florida; and

WHEREAS, Central is a corporation duly organized and existing under the laws of the State of Florida; and

WHEREAS, Herndon and Central have agreed that Central shall merge into Herndon upon the terms and conditions in the manner set forth in this agreement and in accordance with the applicable laws of the State of Florida,

NOW, THEREFORE, in consideration of the mutual covenants, contained in this agreement and in order to consummate the transactions described above, Herndon and Central, the constituent corporations to this agreement, agree as follows:

1. Herndon and Central agree that Central shall be merged into Herndon, as a single corporation, upon the terms and conditions of this agreement and that Herndon shall continue under the laws of the State of Florida as the surviving corporation (“the surviving corporation”), and they further agree as follows:

a. The registered agent and the address of the registered office of the surviving corporation shall be as appears on the most recent Annual Report of Herndon as on file with the Secretary of State of the State of Florida. The purposes, name, and duration of the surviving corporation shall be as appears in the articles of incorporation of

Herndon as on file with the office of the Secretary of State of the State of Florida on the date of this agreement. The terms and provisions of the articles of incorporation are incorporated in this agreement. From and after the effective date and until further amended, altered or restated as provided by law, the articles of incorporations separate and apart from this agreement shall be and may be separately certified as the articles of incorporation of the surviving corporation.

b. The articles of incorporation of Herndon, on the effective date, shall be amended by:

1. Striking out all of present Article III and substituting new Article III, which shall read as follows: “The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is one hundred (100) shares of common stock, having no par value.”

2. Striking out all of present Article VII and substituting new Article VII, which shall read as follows: “The Board of Directors of this corporation shall be any number not less than one (1), fixed from time to time by resolution of the shareholders.”

3. Striking out all of present Article X.

c. The bylaws of Herndon in effect on the effective date shall be the bylaws of the surviving corporation until they shall be altered, amended or repealed or until new bylaws are adopted as provided in them.

d. The persons who upon the effective date of the merger shall constitute the board of directors of the surviving corporation shall be the persons constituting the board of directors of Herndon on the effective date. If on the effective date of the merger any vacancy exists on the board of directors of the surviving corporation, that vacancy may be filled in the manner provided in the bylaws of the surviving corporation.

e. The persons who upon the effective date of the merger shall constitute the officers of the surviving corporation shall be the persons constituting the officers of Herndon on the effective date.

2. This agreement shall be submitted to the shareholders of Herndon and Central (the “constituent corporations”) for their consent and approval at a meeting of shareholders in accordance with Florida General Corporation Act §607.221 on December 21, 1979 (or such later date as the boards of directors of Herndon and Central shall mutually approve) and, if it is adopted and approved in accordance with the laws of this state, as promptly as practicable thereafter, the fact that this agreement has been adopted and approved as above provided may be certified by their respective secretaries, and this agreement and appropriate articles of merger shall be signed, acknowledged and filed pursuant to the laws of the State of Florida. The merger of Central into Herndon shall become effective as of the close of business on December 31, 1979 after the filing of this agreement and appropriate articles of merger with the office of the Secretary of State of the State of Florida. The date on which the merger of Central into Herndon becomes effective is called in this instrument the “effective date” of the merger.

3. When this agreement shall have been approved, signed, acknowledged and filed, the separate existence of Central shall cease and Central shall be merged into the surviving corporation in accordance with this agreement, and the surviving corporation shall continue unaffected and unimpaired by the merger and shall possess all of the rights, privileges, powers, franchises, patents, trademarks, licenses and registrations, both of a public and private nature, and shall be subject to all the restrictions, disabilities and duties of each of the constituent corporations so merged, and all and singular the rights, privileges, powers, franchises, patents, trademarks, licenses, and registrations of each of the constituent corporations; and all property, real, personal and mixed, and all debts due to either of the constituent corporations on whatever account as well for stock subscriptions as all other things in action or belonging to each of the constituent corporations shall be vested in the surviving corporation; and all property, rights, privileges, powers, franchises, patents, trademarks, licenses and registrations and every other interest thereafter shall be as effectually the property of the surviving corporation as they were of the respective constituent corporations; and the title to any real estate, whether vested by deed or otherwise in either of the constituent corporations under the laws of the State of Florida, or any other state where real estate may be located, shall not revert or in any way be impaired by reason of the merger, provided that all rights of creditors and all liens upon the property of any of the constituent corporations shall be preserved unimpaired; and all debts, liabilities and duties of the constituent corporations shall then attach to the surviving corporation and may be enforced against it to the same extent as if those debts, liabilities and duties had been incurred or contracted by it.

4. The manner and basis of converting and exchanging the shares of Central shall be as follows:

a. On the effective date each share of common stock, par value $10.00 per share (“Central stock”) issued and outstanding immediately before the effective date, by virtue of the merger and without any action on the part of the holder of shares of Central stock, shall be converted into and exchanged for one-third (1/3) share of Herndon common stock, having no par value (“Herndon stock”).

b. Each issued and outstanding share of common stock, par value of $10.00 per share, of Central (“Central stock”) shall continue as one-third (1/3) share of common stock having no par value of the surviving corporation. If the outstanding shares of Central stock at any time between the date of this agreement and the effective date shall be changed or exchanged by declaration of a stock dividend, splitup, combination of shares, merger or consolidation, the number and kind of shares into which the Central stock is to be converted shall be appropriately and equitably adjusted.

5. As soon as practicable after the effective date, Herndon shall issue and deliver, in accordance with this paragraph 5, to the shareholder of Central, whose name is set forth in Schedule I of this agreement, certificates for the number of whole shares of Herndon stock to which he shall have become entitled under this agreement. After the effective date of the merger, the Central shareholder may surrender his certificate or certificates previously representing Central stock to Herndon, and thereafter shall be entitled to receive in exchange a certificate or certificates representing the number of shares of Herndon stock into which those shares of Central stock previously represented by the certificate or certificates so surrendered shall have been converted as above stated. Until so surrendered, each outstanding certificate that, before the effective date of the merger, represented shares of Central stock shall be deemed for all corporate purposes, other than payment of dividends, to evidence ownership of the respective shares of Herndon stock into which they shall have been converted. Unless and until that outstanding certificate that, before the effective date of the merger, represented shares of stock shall be surrendered, no dividends payable to the holders of record of Herndon stock as of any date subsequent to the effective date of the merger shall be paid to the holder of the outstanding certificate, but upon surrender of the outstanding certificate there shall be paid to the record holder of the certificate for shares of Herndon stock into which those shares shall have been converted the amount of dividends that previously were payable from the effective date with respect to those shares of Herndon stock.

6. All shares of Herndon stock for and into which shares of Central stock shall have been converted and exchanged pursuant to this agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to the converted and exchanged shares, except for rights of appraisal, if any, that the holders may have as dissenting shareholders. Unless the merger is abandoned, ‘the holders of certificates formerly representing shares of Central stock outstanding immediately before the effective date shall cease on the effective date to be shareholders and shall have no rights with respect to the stock except the right to receive payment for it under the laws of the State of Florida, and their sole rights with respect to Herndon stock for and into which their shares of Central stock have been converted and exchanged by the merger shall be to perfect the rights of appraisal, if any., that the holders may have as dissenting shareholders.

7. Herndon and Central shall each take all appropriate corporate action to comply with the applicable laws of the State of Florida in connection with the contemplated merger.

8. Upon the effective date the transfer books of Central shall be closed and no transfer of shares of Central stock shall be made or consummated thereafter.

9. Prior to and from and after the effective date the constituent corporations shall take all action necessary or appropriate in order to effectuate the merger. In case at any time after the effective date the surviving corporation shall determine that any further conveyance, assignment or other document or any further action is necessary or desirable to vest in the surviving corporation full title to all properties, assets, rights, privileges and franchises of Central, the officers and directors of the constituent corporation shall execute and deliver all instruments and take all action the surviving corporation may determine to be necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of all those properties, assets, privileges and franchises, and otherwise to carry out the purposes of this agreement.

10. Central represents and warrants to and agrees with Herndon as follows:

a. Central is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has full corporate power and authority to carry on its business as it is now being conducted and to own and lease property, and is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the character and location of the properties owned or leased by it or the nature of the business transacted by it makes those qualifications or authorizations necessary. Central is not presently being challenged as to its right to do business as presently conducted in any jurisdiction. The copies of the articles of incorporation, as amended to date, and the bylaws, as amended to date, of Central previously delivered are true, correct and complete copies as now in full force and effect. No provision of those instruments nor any other instrument to which Central is subject prohibits, limits or otherwise affects the right, power and authority of Central to enter into this agreement or to cause the consummation of the merger.

b. The authorized capitalization of Central consists of 100 shares of common stock, par value $10.00 per share, of which 78 shares are presently outstanding, all of which are validly issued, fully paid and nonassessable. There are no existing options, warrants, convertible securities or similar rights granted by Central, or any commitments or agreement of a similar nature to which Central is a party, relating to the authorized or issued stock of Central.

c. Central presently has no subsidiaries.

d. The execution, delivery and performance of this agreement has been duly and effectively authorized by the board of directors of Central and will be submitted to the shareholders of Central for approval under §607.221 of the Florida General Corporation Act.

e. Central will deliver to Herndon, identified in writing as Schedule II of this agreement, the audited balance sheet of Central as of December 31, 1979 and the audited statement of operations of Central for the fiscal year ended December 31, 1979 with related notes and schedules. These financial statements, including the related notes and schedules, fairly will present, in accordance with generally accepted accounting principles applied on a consistent basis, the financial position of Central as of the date of the balance sheet and the results of the operations of Central for the period covered by the statement of operations. Central has no liabilities or obligations whatsoever, liquidated or unliquidated, actual or contingent, that are not disclosed in the balance sheet (including related notes and schedules) or in this agreement, and the balance sheet and statement of operations disclose all liabilities, contingent or otherwise, that might be or become a charge against the assets or properties of Central.

f. Central is not, and by the execution and performance of this agreement by Central, will not be in breach of any term or provision of or in default under, and no event has occurred that with the lapse of time or action by a third party could result in a default under any outstanding indenture, mortgage, contract or agreement to which Central is a party or to which Central may be subject or under any provision of its articles of incorporation or bylaws, or violate any order, injunction, decree, statute, rule or regulation applicable to Central or any of its properties or assets.

g. Central owns good and merchantable title free and clear of any liens, claims, encumbrances, options, charges or assessments to all of its properties and other assets used in connection with its business, including, but not limited to, those reflected in the balance sheet as of December 31, 1979 referred to in subparagraph (e) of this Paragraph 10 or reflected in the lists or descriptions referred to in subparagraph (h) of this Paragraph 10.

h. Central has delivered to Herndon lists and descriptions, identified in writing as Schedule III of this agreement, which it certifies to be correct in all material respects, of the following:

1. All property owned, leased or otherwise used or occupied by Central.

2. All presently existing contracts and commitments (including mortgages, leases, deeds of trust, loan and credit agreements, employment contracts or deferred compensation, pension, profit-sharing or retirement plans, and contracts or commitments for the purchase or sale of products or services) imposing any obligation on Central or to which any of its properties is subject.

3. All policies of insurance in force with respect to Central including, without restricting the generality of the foregoing, those covering its officers, properties, building, machinery, equipment, furniture, fixtures, products and operations.

4. The name of each bank in which Central has an account or safe deposit box and the names of all persons authorized to draw on or have access to them; and

5. A list of all tangible and intangible personal property owned by Central.

11. Herndon represents and warrants to and agrees with Central as follows:

a. Herndon is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has full corporate power to carry on its business as it is now being conducted.

b. Herndon is not, and by the execution and performance of this agreement will not be, in breach of any term or provision of or in default under, and no event has occurred that with the lapse of time or action by a third party could result in a default under any outstanding indenture, contract or agreement to which it is a party or to which it may be subject, or under any provision of its certificate of incorporation or bylaws, except for possible defaults that individually or in the aggregate would not have any material adverse effect on the business of Herndon.

c. The execution, delivery and performance of this agreement by Herndon have been duly and effectively authorized by the board of directors of Herndon.

d. The shares of Herndon stock to be issued and delivered pursuant to this agreement have been duly authorized for issuance by the board of directors of Herndon and when so issued will be validly issued and outstanding, fully paid and nonassessable.

12. Anything in this agreement to the contrary notwithstanding, this agreement may be terminated and abandoned at any time prior to the effective date by mutual consent of the board of directors of Herndon and Central.

13. In the event of any termination and abandonment as above provided in paragraph 12, notice shall be given to the other parties to this agreement and this agreement then shall become wholly void and of no effect, and there shall be no liability on the part of any party or its board of directors or shareholders.

14. Herndon and Central shall separately pay all expenses interred by them in connection with the transactions contemplated by this agreement. Any expenses incurred by the shareholders in connection with the transactions contemplated by this agreement shall be paid by those shareholders.

15. This agreement embodies the entire agreement between the parties. There have been and are no agreements, covenants, representations or warranties between the parties other than those expressly stated or expressly provided for in this agreement.

16. This agreement is made pursuant to and shall be construed under the laws of the State of Florida. It shall inure to the benefit of and be binding upon Herndon and Central, and their respective successors and assigns, nothing in this agreement, expressed or implied, is intended to confer upon any other person any rights or remedies upon or by reason of this agreement.

17. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the duly authorized officers of the constituent corporations Herndon and Central, acting through their duly authorized officers, all parties to this agreement, this December 21, 1979, have signed this plan and agreement of merger.

HERNDON AMBULANCE SERVICE, INC.

By:
President

AND

CENTRAL FLORIDA TRANSPORTATION, INC.

By:
President

STATE OF FLORIDA

COUNTY OF ORANGE

Before me personally appeared IDUS E. WILLIS, President of Herndon Ambulance Service, Inc., to me well known and known to me to be the person described in and who executed the foregoing instrument, and acknowledged to and before me that he executed said instrument for the purposes therein expressed.

WITNESS my hand and official seal this 21st day of December, 1979.

Notary Public State of Florida at Large

My Commission Expires:

STATE OF FLORIDA

COUNTY OF ORANGE

personally appeared IDUS E. WILLIS, President of CENTRAL FLORIDA TRANSPORTATION, INC., to me well known and known to me to be the person described in and who executed the foregoing instrument, and acknowledged to and before me that he executed said instrument for the purposes therein expressed.

WITNESS my hand and official seal this 21st day of December, 1979.

Notary Public State of Florida at Large
My Commission Expires:

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

HERNDON AMBULANCE SERVICE, INC.

1. Article I of the Articles of Incorporation of HERNDON AMBULANCE SERVICE, INC. is amended to read as follows:

ARTICLE I

The name of the corporation shall be FLORIDA RURAL/METRO, INC.

2. Article VI of the Articles of Incorporation of HERNDON AMBULANCE SERVICE, INC. is amended to read as follows:

ARTICLE VI

The address of the registered office of the corporation is 100 East Robinson Street, Orlando, Florida 32802, and the name of the corporation’s registered agent to receive service of process is Steven R. Bechtel.

3. The foregoing amendments were adopted by the shareholders of the corporation on the 2nd day of July, 1984.

4. The foregoing amendments shall become effective on the 2nd day of July, 1984.

IN WITNESS WHEREOF, the undersigned President and Secretary of the corporation have executed these Articles of Amendment on the 2nd day of July, 1984.

Ronald C. Butler, President

James E. Stenger, Secretary

STATE OF

COUNTY OF

I HEREBY CERTIFY, that on this day, before me, a Notary Public duly authorized to take acknowledgments, personally appeared RONALD C. BUTLER, to me known to be the person described in and who executed the foregoing Articles of Amendment of HERNDON AMBULANCE SERVICE, INC. and he acknowledged before me that he subscribed to these Articles of Amendment.

WITNESS my hand and official seal in the County and State named above, this 2nd day of July, 1984.

Notary Public

My Commission Expires:

ARTICLES OF MERGER

The undersigned, being the Officers of FLORIDA RURAL/METRO INC., a Florida corporation, authorized and required by § 607.227, Florida Statutes, to execute those Articles of Merger, do hereby execute this document intending to comply with the corporate requirements of said Statute. It is therefore stated:

1. FLORIDA RURAL/METRO INC., a Florida corporation, through its Directors, and FLORIDA WHEELCHAIR TRANSPORTATION INC., a Florida corporation, at the direction of its sole shareholder, FLORIDA RURAL/METRO INC., hereby take the necessary steps to merge FLORIDA WHEELCHAIR TRANSPORTATION INC. with and into FLORIDA RURAL/METRO INC. The surviving corporation shall be named FLORIDA RURAL/METRO INC.

2. A copy of the Plan of Merger of the two corporations is attached to these Articles of Merger and hereby incorporated herein by reference, FLORIDA RURAL/METRO INC. having adopted the same through Resolution of the Board of Directors dated May 22 1985.

3. Of the 100 outstanding shares of the common stock, no par value, of FLORIDA WHEELCHAIR TRANSPORTATION INC., 100 of such shares are owned by FLORIDA RURAL/METRO INC. These 100 shares represent all the outstanding stock of FLORIDA WHEELCHAIR TRANSPORTATION INC.

IN WITNESS WHEREOF, FLORIDA RURAL/METRO INC. has caused these Articles of Merger to be executed in its corporate name by its President and Secretary, with the seal of the Corporation affixed, this 11th day of June, 1985.

ATTEST:	FLORIDA RURAL/METRO INC.

By:
Secretary		President

(Corporate Seal)

STATE OF

COUNTY OF

BEFORE ME, the undersigned Notary Public, duly authorized in the State and County named above to take acknowledgements, this day personally appeared Ronald C. Butler, to me known and known to me to be the President of FLORIDA RURAL/METRO INC., corporation, and he acknowledged before me that he executed the foregoing Articles of Merger as President on behalf of FLORIDA RURAL/METRO INC. for the purposes therein stated this 11th day of June, 1985.

[Notarial Seal]

Notary Public

My Commission Expires:

PLAN OF MERGER BETWEEN FLORIDA RURAL/METRO INC.

AND FLORIDA WHEELCHAIR TRANSPORTATION INC.

1. By Purchase Agreement dated September 28, 1984, FLORIDA RURAL/METRO INC., a Florida corporation, acquired all the outstanding shares of FLORIDA WHEELCHAIR TRANSPORTATION INC., a Florida corporation, and remains the sole shareholder of said corporation as of the effective date of this Plan of Merger.

2. All the outstanding shares of FLORIDA WHEELCHAIR TRANSPORTATION INC. shall be cancelled and marked void as of the effective date of this Plan of Merger.

3. All assets and liabilities of FLORIDA WHEELCHAIR TRANSPORTATION INC. shall be transferred to and assumed by FLORIDA RURAL/METRO INC. as of the effective date of this Plan of merger.

4. The purposes, the Registered Agent, the address of the Registered Office, number of Directors and the Capital Stock of FLORIDA RURAL/METRO INC. shall remain as appears in the Articles of Incorporation of FLORIDA RURAL/METRO INC. on file with the office of the Secretary of State of the State of Florida, until amended, altered or restated as provided by law.

5. By-Laws of FLORIDA RURAL/METRO INC. in effect on the effective date shall remain the By-Laws until they shall be altered, amended or repealed, or until new By-Laws are adopted as provided therein.

6. The persons who on the effective date of the merger constitute the Board of Directors of FLORIDA RURAL/METRO INC. shall remain the Board of Directors after the effective date until removed or replaced in the manner provided in the By-Laws of FLORIDA RURAL/METRO INC.

The Directors of FLORIDA RURAL/METRO INC. are:

Ronald C. Butler

James E. Stenger

James H. Bolin

Daniel E. Giblin

7. The persons who on the effective date of the merger constitute the Officers of FLORIDA RURAL/METRO INC. shall remain the Officers of FLORIDA RURAL/METRO INC. after the effective date of the Plan of Merger. The Officers of FLORIDA RURAL/METRO INC. are as follows:

Ronald C. Butler, President

James E. Stenger, Vice President/Sec.

James H. Bolin, Vice President/Treas.

Daniel E. Giblin, Vice President

8. When this Plan of Merger shall have been approved, signed, acknowledged and filed, the separate existence of FLORIDA WHEELCHAIR TRANSPORTATION INC. shall cease and FLORIDA WHEELCHAIR TRANSPORTATION INC. shall be merged into FLORIDA RURAL/METRO INC., which corporation shall continue unaffected and unimpaired by the merger and shall possess all the rights, privileges, powers, franchises, patents, trademarks, licenses and registrations, both of a public and private nature, and shall be subject to all the restrictions, disabilities and duties of each of the constituent corporations so merged, and all and singular the rights, privileges, powers, franchises, patents, trademarks, licenses and registrations of each of the constituent corporations; and all property, real, personal and mixed, and all debts due to either of the constituent corporations on whatever account as well as for stock subscriptions as all other things inaction or belonging to constituent corporations shall be vested in FLORIDA RURAL/METRO INC.; and all property, rights, privileges, powers, franchises, patents, trademarks, licenses and registrations and every other interest thereafter shall be as effectually the property of FLORIDA RURAL/METRO INC. as if they were of the respective constituent corporations; and the title to any real estate, whether vested by deed or otherwise in either of the constituent corporations under the laws of the State of Florida, or any other state where real estate may be located, shall not revert or in any way be impaired by reason of the merger, provided that all rights of creditors and all liens upon the property of any of the constituent corporations shall be preserved unimpaired; and all debts, liabilities and duties of the constituent corporations shall then attach to FLORIDA RURAL/METRO INC. and may be enforced against it to the same extent as if those debts, liabilities and duties had been incurred or contracted by it.

9. Upon the effective date of the Plan, the books of FLORIDA WHEELCHAIR TRANSPORTATION INC. shall be closed and no transfer of shares of FLORIDA WHEELCHAIR TRANSPORTATION INC. stock shall be made or consummated thereafter.

10. Prior to and from and after the effective date, the constituent corporations shall take all action necessary or appropriate in order to effectuate the merger. In case at any time after the effective date FLORIDA RURAL/METRO INC. shall determine that any further conveyance, assignment or other document or any further action is necessary or desirable to vest in FLORIDA RURAL/METRO INC. full title to all properties, assets, rights, privileges and franchises of FLORIDA WHEELCHAIR TRANSPORTATION INC., the officers and directors of the constituent corporations shall execute and deliver all instruments and take all action FLORIDA RURAL/METRO INC. may determine or desirable in order to vest in and confirm to FLORIDA RURAL/METRO INC. title to and possession of all those properties, assets, privileges and franchises, and otherwise carry out this Plan of Merger.

IN WITNESS WHEREOF, FLORIDA RURAL/METRO INC. has caused this Plan of Merger to be signed in its corporate name by its President and Secretary, with the seal of the Corporation, on this 11th day of June, 1985.

[Corporate Seal]

ATTEST:	FLORIDA RURAL/METRO INC.

By:
Secretary		President

(Corporate Seal)

RESOLUTION OF BOARD OF DIRECTORS

OF

FLORIDA RURAL/METRO INC.

WITNESSETH:

WHEREAS, FLORIDA RURAL/METRO INC., a Florida corporation, purchased all the outstanding shares of FLORIDA WHEELCHAIR TRANSPORTATION; INC., a Florida corporation, on September 28, 1984; and

WHEREAS, FLORIDA RURAL/METRO INC. remains the owner to date of all the outstanding shares of FLORIDA WHEELCHAIR TRANSPORTATION INC.; and

WHEREAS, the further maintenance of a separate corporate entity for FLORIDA WHEELCHAIR TRANSPORTATION INC. has been determined to be undesirable; and

WHEREAS, FLORIDA RURAL/METRO INC. desires to continue operating the business which until now has been operated by FLORIDA WHEELCHAIR TRANSPORTATION INC.;

NOW, THEREFORE, it is RESOLVED that:

1. The Plan of Merger attached hereto as Enclosure A is hereby approved. The effective date of the Plan shall be May 22, 1985.

2. The President and Secretary of FLORIDA RURAL/METRO INC. are directed to execute the Articles of Merger attached hereto as Enclosure B, and the President of FLORIDA RURAL/METRO INC. is directed to sign the acknowledgment on said Articles of Merger.

3. The thirty day waiting period set forth in §607.227(4), Florida Statutes, is hereby waived. Counsel for FLORIDA RURAL/METRO INC. is directed to deliver the original executed Articles of merger to the Florida Department of State, together with the appropriate filing fee.

Resolved and enacted this 22nd day of May, 1985.

Ronald C. Butler

James E. Stenger

James H. Bolin

Daniel E. Giblin

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

FLORIDA RURAL/METRO, INC.

1. Article I of the Articles of Incorporation of FLORIDA RURAL/METRO, INC. is amended to read as follows:

ARTICLE I

2. The name of the corporation shall be RURAL/METRO CORPORATION OF FLORIDA.

The foregoing amendment was adopted by the shareholders of the Corporation on the 26th day of September, 1986.

IN WITNESS WHEREOF, the undersigned President and Secretary of the Corporation have executed these Articles of Amendment on the 4th day of February, 1987.

President

Secretary

STATE OF

COUNTY OF

I HEREBY CERTIFY, that on this day, before me, a Notary Public duly authorized to take acknowledgments, personally appeared Ronald C. Butler, to me known to be the person described in and who executed the foregoing Articles of Amendment of FLORIDA RURAL/METRO, INC., and he acknowledged before me that he subscribed to these Articles of Amendment.

WITNESS my hand and official seal in the County and State named above, this 4th day of February, 1987.

Notary Public

My Commission Expires: